SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X| Preliminary Proxy Statement     |_| Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
|_| Definitive Proxy Statement

|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                TSI Incorporated
                  (Name of Registrant as Specified in Its Charter)

       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    |X|  No fee required.

    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)    Title of each class of securities to which transaction applies:

      (2)    Aggregate number of securities to which transaction applies

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

    |_| Fee paid previously with preliminary materials.

    |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)    Amount Previously Paid:

      (2)    Form, Schedule or Registration Statement No.:

      (3)    Filing Party:

      (4)    Date Filed:

                                TSI INCORPORATED

                      -------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                                TSI INCORPORATED

                      -------------------------------------


To the Stockholders of TSI Incorporated:

PLEASE TAKE NOTICE that the Annual Meeting of stockholders of TSI Incorporated will be held on Thursday, July 22, 1999, at 9:30 a.m., Central Daylight Time, at 500 Cardigan Road, Shoreview, Minnesota 55126 for the following purposes:

     1.   To elect three directors of TSI nominated by TSI.

     2. To ratify the appointment of KPMG Peat Marwick LLP as the independent auditors of TSI for the fiscal year ending March 31, 2000 which would facilitate his efforts to purchase or sell TSI at less than it's true value.

     3. To consider all proposals presented by John J. Fauth or his affiliates in their proxy statement dated June ___, 1999, which would facilitate his efforts to purchase or sell TSI at less than its true value.

     4. To transact such other business as may properly come before the meeting.

Accompanying this Notice are a Proxy, Proxy Statement and a copy of the Company's Annual Report for the fiscal year ended March 31, 1999. Whether or not you expect to be present at the meeting, please sign and date the white Proxy and return it in the enclosed envelope provided for that purpose. The white Proxy may be revoked at any time prior to the time that it is voted. Only stockholders of record at the close of business on May 27, 1999, will be entitled to vote at the meeting.

                                        By Order of Your Board of Directors

                                        /s/ Laura J. Cochrane

                                        Laura J. Cochrane
                                        Secretary

June __, 1999

                                TSI INCORPORATED
                                500 CARDIGAN ROAD
                           SHOREVIEW, MINNESOTA 55126
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 22, 1999

                              --------------------
                                 PROXY STATEMENT
                              --------------------


                                     GENERAL

     The Annual Meeting of stockholders of TSI Incorporated will be held on Thursday, July 22, 1999, at 9:30 a.m., Central Daylight Time, at TSI's corporate offices, 500 Cardigan Road, Shoreview, Minnesota 55126, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Your Board of Directors of TSI solicits the enclosed Proxy. Such solicitation is being made by mail, and may also be made by directors, officers, and regular employees of TSI personally or by telephone. Any Proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting thereof by so notifying TSI in writing at the above address, attention: Robert F. Gallagher, Vice President and Chief Financial Officer, or by appearing in person at the meeting. Shares represented by Proxies will be voted as specified in such Proxies, and if no choice is specified, will be voted:

     * FOR of your Board of Directors' nominees named in this Proxy Statement (this is Proposal 1 on your white proxy card);

     * FOR of ratifying the appointment of KPMG Peat Marwick LLP as the independent auditors of TSI for the current fiscal year (this is Proposal 2 on your white proxy card); and

     * AGAINST all bylaw amendment proposals presented by John J. Fauth or his affiliates in their proxy statement dated June ___, 1999. Voting against these amendments will inhibit Mr. Fauth's efforts to buy or sell TSI at less than its value (these are Proposals 3 through 8 on your white proxy card).

     Under TSI's Bylaws, at all stockholder meetings with a quorum present, matters shall be decided by the vote of holders of a majority of our shares present in person or by proxy and entitled to vote. Abstentions are not counted as "for" or "against" votes, but are counted in the total number of votes present and entitled to vote for passage of a proposal. This has the effect of abstentions being treated as "no" votes. Broker nonvotes are not considered shares entitled to vote, are not counted in the total number of votes, and have no effect on the outcome of voting.

Common Stock, $.10 par value ("Common Stock"), of which there were 11,166,793 shares outstanding on the record date, constitutes the only class of outstanding voting securities issued by TSI. Each stockholder will be entitled to cast one vote in person or by proxy for each share of Common Stock held by the stockholder. Only stockholders of record at the close of business on May 27, 1999, will be entitled to vote at the meeting.

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith shall be paid by TSI. The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock.

THIS PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT JUNE __, 1999.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

TSI's Articles of Incorporation establish the maximum number of directors at nine and provide that the exact number of directors shall be established by resolution by a majority of the entire Board of Directors. The Board of Directors has adopted a resolution establishing the number of directors at eight, effective as of the 1998 Annual Meeting. There are no vacancies on the Board of Directors.

All directors of TSI serve for a term of three years or until their successors are elected and qualified. The three-year terms are staggered. The terms of office of Joseph C. Levesque and Donald M. Sullivan expire upon the election of directors at the 2001 Annual Meeting of Stockholders; the terms of office of Frank D. Dorman, Kenneth J. Roering, and Lawrence J. Whalen expire upon election of directors at the 2000 Annual Meeting of Stockholders; and the terms of office of John F. Carlson, Lowell D. Nystrom, and James E. Doubles expire upon the election of directors at the 1999 Annual Meeting of Stockholders scheduled for July 22, 1999. Further information about each of TSI's current directors is set forth below.

Your Board of Directors recommends that MESSRS. CARLSON, NYSTROM, AND DOUBLES be re-elected to serve as directors of TSI, each for a term expiring at the Annual Meeting of Stockholders in 2002. Unless otherwise specified, proxies solicited by your Board of Directors will be voted FOR the election of MESSRS. CARLSON, NYSTROM, AND DOUBLES.

As you may be aware, John J. Fauth, the Chairman, President and Chief Executive Officer of Churchill Industries, Inc., is planning to nominate himself and two of his subordinate officers at Churchill in opposition to the nominees recommended by your Board.

Since Mr. Fauth's two other nominees work for him at Churchill and apparently own no shares of TSI. Whose interest do you think they will be looking out for? Yours or his? We think there is a clear conflict of interest of Mr. Fauth's announced intention to either buy TSI or have it sold to someone else. Please do not vote for Mr. Fauth or his two hand-picked nominees to sit on your Board.

WE URGE YOU TO VOTE IN FAVOR OF THE ELECTION OF YOUR BOARD RECOMMENDED DIRECTOR NOMINEES BY VOTING FOR PROPOSAL NO. 1 ON THE ENCLOSED WHITE PROXY CARD.

The election of each Board recommended nominee requires the affirmative vote of the stockholders holding at least a majority of Common Stock voting in person or by proxy at the Annual Meeting. Although your Board of Directors has no reason to believe that Mr. Carlson, Mr. Nystrom, or Mr. Doubles will be unable to serve as a director, if that contingency should occur, it is intended that the shares represented by the proxies will be voted, in the absence of contrary indication, for any substitute nominee designated by your Board of Directors, unless the Board determines to reduce its size appropriately.

      NAME, AGE,
    AND POSITIONS       DIRECTOR         PRINCIPAL OCCUPATION AND       TERM OF
   WITH TSI               SINCE         CERTAIN OTHER DIRECTORSHIPS    DIRECTOR*

--------------------------------------------------------------------------------

John F. Carlson           1987   Chairman, Excorp Medical, Inc., a          2002
60, Director                     medical technology company. Mr. Carlson
                                 was Chairman and CEO of Cray Research,
                                 Inc. from 1993 to May 1995, and an
                                 officer and director of Cray Research,
                                 Inc., for more than five years through
                                 May 1995. Mr. Carlson is a director of
                                 Ancor Communications, Inc. and Ultradata
                                 Corporation.

Frank D. Dorman           1961   Part-time employee of TSI and              2000
64, part-time employee           Consultant to Biomedicus-Medtronics for
and a Director                   more than five years. Prior to February
                                 1997, Mr. Dorman was a part-time
                                 Scientist at the University of Minnesota for more than five years.

James E. Doubles          1990   Chairman, President and CEO since July     2002
58, Chairman, President,         1998. President and Chief Executive Officer
Chief  Executive Officer         of TSI since July 1997, President and Chief
and a Director                   Operating Officer of TSI from
                                 July 1992 until July 1997.

Joseph C. Levesque        1997   Chairman, President and Chief Executive    2001
54, Director                     Officer of Aetrium Incorporated for more
                                 than five years. Aetrium Inc. is a
                                 manufacturer of electro-mechanical
                                 devices for automatic testing and
                                 handling processes in semiconductor
                                 manufacturing.

Lowell D. Nystrom         1961   Senior Vice President of TSI               2002
63, Senior Vice President        since December 1997; Vice President,
and a Director                   Treasurer and Chief Financial Officer of
                                 TSI from 1961 to December 1997.

Kenneth J. Roering        1987   Paul S. Gerot Chair in Marketing,          2000
57, Director                     Professor of Marketing in the Carlson
                                 School of Management at the University
                                 of Minnesota for more than five years.
                                 Mr. Roering is a director of Arctic Cat, Inc., Sheldahl Inc., and Transport
                                 Corporation of America.

Donald M. Sullivan        1977   Self-employed as director and              2001
63, Director                     consultant. Mr. Sullivan was Chairman of
                                 MTS Systems Corporation, a manufacturer
                                 of factory automation and testing
                                 equipment, prior to January 1999, and
                                 was President and Chief Executive
                                 Officer of MTS Systems Corporation for
                                 more than five years until March 1998.
                                 Mr. Sullivan is a director of ADC
                                 Telecommunications, Inc. and N. T.
                                 International.

Lawrence J. Whalen        1983   Principal, Lawrence Whalen Associates,     2000
64, Director                     Management Consultant specializing in
                                 medical products and high technology
                                 businesses. Mr. Whalen was Chief
                                 Executive Officer of Minneapolis
                                 Children's Medical Center, a tertiary
                                 care pediatric hospital, from March 1992 to June 1994.

--------------------
*Assuming the Reelection or Election of your Board's Nominees


John F. Carlson and Donald M. Sullivan are members of your Board of Director's Audit Committee. Kenneth J. Roering is an alternate member of the Audit Committee. During fiscal 1999, this Committee met two times. The functions of the Audit Committee include recommending to your Board of Directors, subject to stockholder approval, the independent auditors; reviewing the results of the annual audit; reviewing the adequacy of accounting and financial controls; and instructing the auditors, as deemed appropriate, to undertake special assignments.

James E. Doubles, Lawrence J. Whalen, and Joseph C. Levesque are members of the Board of Director's Director Affairs Committee. Kenneth J. Roering is an alternate member of the Director Affairs Committee. This newly formed Committee did not meet in fiscal 1999. The functions of the Director Affairs Committee include reviewing committee assignments and performance of Board members.

John F. Carlson, Joseph C. Levesque, Kenneth J. Roering, Donald M. Sullivan, and Lawrence J. Whalen are members of the Committee of Outside Directors. During fiscal 1999, this Committee met two times. The Committee of Outside Directors reviews and recommends to your Board of Directors salaries and incentive compensation plans for senior management. The Committee of Outside Directors also administers TSI's Stock Option Plan of 1992 in which employee directors participate.

During fiscal 1999, your Board of Directors of TSI met eight times.
During this period all directors attended 87% or more of the aggregate of the total number of meetings of your Board of Directors and all committees of the Board of Directors on which they served.

                                 PROPOSAL NO. 2
                                    AUDITORS

Your Board of Directors has appointed KPMG Peat Marwick LLP, who served as independent auditors of TSI for the fiscal year ended March 31, 1999, as independent auditors of TSI for the fiscal year ending March 31, 2000, it being intended that such appointment would be presented for ratification to the stockholders. Your Board of Directors recommends that the stockholders vote in favor of ratification of the appointment of KPMG Peat Marwick LLP by voting FOR Proposal No. 2 on the enclosed white proxy card. The affirmative vote of stockholders holding at least a majority of Common Stock voting in person or by proxy at the Annual Meeting is necessary for approval. Unless otherwise specified, proxies solicited by your Board of Directors will be voted FOR ratification of the appointment of KPMG Peat Marwick LLP. A representative of KPMG Peat Marwick LLP, who will have an opportunity to make a statement if he or she so desires, will be present at the meeting and will be available to respond to appropriate questions.

               WE URGE YOU TO VOTE AGAINST THE JJF GROUP PROPOSALS

Your Board of Directors has been engaged in discussions with Mr. John J. Fauth and his representatives for some time. They have carefully analyzed his two cash proposals and rejected his offers as seriously undervaluing TSI, based upon the Company's history, its growth plans, and the case of the second cash offer, a preliminary analysis provided by TSI's investment banker, William Blair & Company. Your Board intends to continue to retain control of the process to protect and enhance shareholder value.

Mr. Fauth is upset with your Board of Directors because TSI rejected his offer as inadequate. Subsequently, Mr. Fauth has initiated a proxy fight to wrest control of TSI away from the current Board of Directors in order to facilitate a quick sale to himself at a low price or to force an auction of TSI in the immediate future. He stands to benefit personally from either course of action, a sale to himself at an inadequate price or a quick sale to someone else at a price in excess of his average purchase price of $9.07 per share for his current stock.

In an attempt to facilitate his efforts, Mr. Fauth is also asking you to approve a number of changes to TSI's bylaws. Rather than succumb to Mr. Fauth's attempt to make a quick profit from the sale of TSI, we urge you to reject each and every one of his proposals. We are aggressively pursuing our strategic plan to enhance shareholder value. We have an attractive growth history with a compound growth rate of 19% per year over our 31 years as a public company. We recently acquired Environmental Systems Corporation which had $23 million in sales and $1.9 million in after-tax profits during calendar 1998. We also consolidated two under-performing divisions late in fiscal 1999, which are projected to be profitable in fiscal 2000. These factors combined with growth in our core businesses give us reason for optimism.

Current economic conditions make it possible for outside financial buyers to purchase small cap companies (those in the $50-$250 million market capitalization range), at prices which do not reflect the underlying values of these companies. If the public market turns around and small cap companies outperform larger companies, as has occurred in various periods, including 1991-94, the current stockholder loses out if TSI is sold now. The financial buyers take such companies private, leverage the balance sheet with heavy debt loads, cut long-term spending, such as research and development, and then, after a few years, resell the companies at prices far in excess of their investment. The current stockholders receive a premium over the current market price of the stock, but they fail to realize the true value of TSI and give up its future growth. The stockholders who have held the stock for a long period of time pay a capital gain tax of up to ___%, depending on their state of residence, and have only the after-tax proceeds to reinvest. The local community often loses the corporate responsibility and charitable giving which TSI previously contributed, and employees and managers with long histories with TSI are set adrift because their contribution does not result in IMMEDIATE bottom line benefit to the acquirer.

YOUR VOTE IS VERY IMPORTANT. NO MATTER HOW MANY SHARES YOU OWN, PLEASE COMPLETE, SIGN, DATE AND MAIL (OR FAX BOTH SIDES OF) THE ENCLOSED WHITE PROXY CARD TO VOTE

*    FOR OUR DIRECTOR NOMINEES (PROPOSAL 1 ON THE WHITE PROXY CARD)

* FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS OUR INDEPENDENT AUDITORS (PROPOSAL 2 ON THE WHITE PROXY CARD);

*    AGAINST ALL OF THE JJF GROUP PROPOSALS TO AMEND OUR BYLAWS
     (PROPOSALS 3 THROUGH 8 ON THE WHITE PROXY CARD).

Adoption of each of the bylaw amendment proposals presented by Mr. Fauth and his affiliates (often referred to in this Proxy Statement as the "JJF Group Proposals") in their proxy statement dated June ___, 1999, requires the affirmative vote of the stockholders holding at least a majority of the Common Stock voting in person or by proxy at the Annual Meeting, provided that at least 25% of the outstanding shares of Common Stock are voted for that proposal.


                                 PROPOSAL NO. 3
                     JJF GROUP EQUAL VOTING RIGHTS PROPOSAL

TSI, like other Minnesota corporations, is subject to the Control Share Acquisition Act which has been included in the Minnesota Business Corporation Act since 1984. The law was enacted by the Minnesota Legislature in response to the proliferation of abusive takeover activity in the 1980s and is intended to provide information to TSI's stockholders and to enable your Board of Directors to take a central role in protecting the company and its stockholders if an unfriendly takeover is threatened. One of the requirements is to have our stockholders approve these acquisitions. This Act protects TSI and other Minnesota companies from hostile takeovers such as that proposed by Mr. Fauth by requiring disclosures and a stockholder vote on the would-be acquiror's ability to vote its shares over certain thresholds. Keeping the Control Share Acquisition Act in place for our shares certainly is one way for the stockholders to continue "to decide TSI's future" by exercising their shareholder approval rights under the Act.

Mr. Fauth wants you to believe that continuing to have the Act apply to TSI will cause you to lose out on opportunities to sell your shares at a premium price. This is blatantly false. The truth is that Minnesota corporations are able to engage in appropriate transactions that bring value to stockholders while subject to the Act. If this were not the case, how has the Act would not have survived for 15 years? Mr. Fauth wants to override the Control Share Acquisition Act so that he can take over control of TSI without your approval or the approval of our Board of Directors. It is nothing more than a self-serving proposal and should be rejected.

         WE URGE YOU TO VOTE AGAINST THE ADOPTION OF PROPOSAL 3 - JJF GROUP EQUAL VOTING RIGHTS PROPOSAL ON THE ENCLOSED WHITE PROXY CARD.


                                 PROPOSAL NO. 4
                       JJF GROUP DEFENSIVE ACTION PROPOSAL


Under most circumstances, our bylaws can be amended by the affirmative vote of a majority of your Board of Directors or by the affirmative vote of stockholders owning a majority of voting shares entitled to vote on such a matter. Mr. Fauth would like to impose a super-majority voting requirement on your Board and the stockholders in order to amend our bylaws to include so-called "defensive actions" which would purportedly impede a change of control of TSI. This is bad corporate governance. If an inadequate offer were made, your Board would be limited in its ability to protect your interests. You and your Board of Directors need the flexibility to take all appropriate action in light of hostile takeover attempts, such as the one presented by Mr. Fauth. While we have no present plans to adopt or propose for adoption a so-called "defensive action," TSI should preserve the right to take such action if necessary in the future without the need of obtaining a super-majority vote in favor of such amendment. This is just another self-serving proposal by Mr. Fauth to further his plans to seize control of TSI and you should reject it.

         WE URGE YOU TO VOTE AGAINST THE ADOPTION OF PROPOSAL 4 - JJF GROUP DEFENSIVE ACTION PROPOSAL ON THE ENCLOSED WHITE PROXY CARD


                                 PROPOSAL NO. 5
                         JJF GROUP MEETING DATE PROPOSAL


For over 30 years we have held our annual meeting of stockholders not later than July 25th. Our bylaws require us to hold our annual meeting in this time frame and we intend to stick by this provision. Mr. Fauth is asking you to adopt a proposal that would require that we hold the annual meeting for 2000 not later than July 20, 2000 and that notice of such meeting will be given not later than June 5, 2000. Given our long-standing track record and bylaw requirements, this proposal is unnecessary and you should reject it. We would like the flexibility to select the date we first mail notice and the date for the meeting, in compliance with our bylaws, without having to comply with Mr. Fauth's unnecessary and artificial deadlines.

         WE URGE YOU TO VOTE AGAINST THE ADOPTION OF PROPOSAL 5 - JJF GROUP MEETING DATE PROPOSAL ON THE ENCLOSED WHITE PROXY CARD.


                                 PROPOSAL NO. 6
                  JJF GROUP ENTRENCHMENT BYLAW REPEAL PROPOSAL

Our Board of Directors has not amended our bylaws since May 29, 1999. Your Board of Directors is not considering any proposals to amend our bylaws at this time or at any time before the 1999 Annual Meeting. Simply put, Mr. Fauth's proposal to repeal bylaw amendments adopted by your Board since May 29, 1999, is bad corporate governance, is unnecessary and should be rejected.

         WE URGE YOU TO VOTE AGAINST THE ADOPTION OF PROPOSAL 6 - JJF GROUP ENTRENCHMENT BYLAW REPEAL PROPOSAL ON THE ENCLOSED WHITE PROXY CARD


                                 PROPOSAL NO. 7
                  JJF GROUP BYLAW AMENDMENT PROTECTION PROPOSAL

Mr. Fauth wants to prohibit your Board of Directors from amending or repealing any provision of our bylaws adopted by the stockholders. Under current Minnesota law and our bylaws, stockholders have the right to adopt, amend or repeal bylaws adopted, amended or repealed by your Board. You do not need this amendment to protect your rights to change our bylaws. Furthermore, sensible corporate governance policies support your Board of Directors' ability to have the right and flexibility to amend the bylaws without the need to obtain shareholder approval for each and every amendment. Having to do so would be very costly and in cases where timing is an issue, could be damaging. This is simply another self-serving proposal which represents bad corporate governance and is designed to assist Mr. Fauth's attempts to take over TSI and should be rejected.

         WE URGE YOU TO VOTE AGAINST THE ADOPTION OF PROPOSAL 7 - JJF GROUP BYLAW AMENDMENT PROTECTION PROPOSAL ON THE ENCLOSED WHITE PROXY CARD.


                                 PROPOSAL NO. 8
                       JJF GROUP ANTI-POISON PILL PROPOSAL

Mr. Fauth wants to prohibit your Board of Directors from adopting a so-called "poison pill" or "shareholder rights plan" which is an anti-takeover device that can be used to prevent coercive and hostile takeover attempts such as Mr. Fauth's present approach to acquiring TSI. While your Board has in the past considered adopting such a plan, it has to date elected not to do so. If your Board adopted a "poison pill," you would be entitled to purchase or receive one or more of our shares or other securities if someone acquired a large block of our shares or in the event certain other events designed to take over control of TSI occurred. The effect of the poison pill is to dilute the share ownership of the person acquiring us on a hostile basis and to discourage the hostile takeover.

Mr. Fauth's proposal is designed to facilitate his efforts to acquire TSI on a hostile basis. It also will prohibit your Board of Directors from adopting this defensive measure at any time in the future without the approval of a majority of stockholders. Here again Mr. Fauth is attempting to take away the ability of your Board to protect your interests. Your Board of Directors need the flexibility to deploy appropriate defensive strategies against hostile takeover attempts without incurring the time, delay and expense of obtaining shareholder approval for such strategies. It is simply bad corporate governance to prevent your Board of Directors from successfully defending against hostile takeover attempts in this fashion. You should reject this proposal.

         WE URGE YOU TO VOTE AGAINST THE ADOPTION OF PROPOSAL 8 - JJF GROUP ANTI-POISON PILL PROPOSAL ON THE ENCLOSED WHITE PROXY CARD.

                             SOLICITATION OF PROXIES

We have retained Corporate Investor Communications Co., Inc. ("CIC") to solicit proxies pursuant to our Proxy Statement and to provide us with related advisory services. In addition to the methods of solicitation described above under "General" we may use advertisements, facsimile or telegraph to solicit proxies. We have agreed to pay CIC a fee of up to $_________ together with reimbursement of out-of-pocket expenses. CIC will solicit proxies from


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


individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that approximately ___ persons will be used by CIC to solicit our stockholders for the 1999 Annual Meeting.

The entire expense of soliciting proxies on behalf of TSI will be paid by TSI. Costs of this solicitation of proxies are estimated to be approximately $____ to $_____.

                                 VOTING METHODS

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR OUR PROPOSAL 1 AND 2 AND THAT YOU VOTE AGAINST MR. FAUTH'S AND THE JJF GROUP PROPOSALS 3-8.

     No matter how many shares you own, your vote is important. Please vote by signing, dating and mailing your white proxy card today. If you wish you can fax both sides of your completed proxy card to our proxy solicitor, Corporate Investor Communications, Co., Inc. at fax number (201)804-8693.

     IF YOU HAVE ANY QUESTIONS ABOUT VOTING OR REQUIRE ADDITIONAL INFORMATION CONCERNING OUR PROXY STATEMENT, PLEASE CONTACT CIC AT THE ADDRESS AND TOLL FREE PHONE NUMBER LISTED BELOW.

                   CORPORATE INVESTOR COMMUNICATIONS CO., INC.
                                111 COMMERCE ROAD
                           CARLSTADT, NEW JERSEY 07072
                                 1-877-460-9337

                             EXECUTIVE COMPENSATION

The following table shows, on an accrual basis, the aggregate compensation received from TSI and its subsidiaries for the fiscal years ended March
31, 1999, 1998, and 1997, by each person who was an executive officer of the Company (a total of three people) and whose total remuneration for fiscal 1999 exceeded $100,000:

                        TABLE OF SUMMARY COMPENSATION(1)

                                                        ANNUAL                                    LONG-TERM
                                                     COMPENSATION                               COMPENSATION
                                       ------------------------------------------    --------------------------------
                                                                                          Awards
                                                                                     ----------------
                                                                                     Number of Shares      All Other
Name and                                                                             Underlying Stock    Compensation
Principal Position            Year     Salary($)    Cash Bonus(2)    Total Salary    Options Granted         ($)(3)
---------------------------------------------------------------------------------------------------------------------
James E. Doubles,             1999      236,980        11,941          248,921            33,174            10,000
Chairman, President  & CEO    1998      219,348             0          219,348            32,071            10,493
                              1997      192,980             0          192,980            13,736            10,237

Robert F. Gallagher, Vice     1999      139,044         7,129          146,173            17,491             8,654
President & CFO(4)            1998      108,639             0          108,639            16,596             6,680

Lowell D. Nystrom,            1999       93,426         4,780           98,206            15,617             5,803
Senior Vice President         1998      154,310             0          154,310             7,621             9,566
                              1997      170,480             0          170,480            11,973            10,048

---------------
(1) No other annual compensation was paid, no restricted stock was awarded and no payouts were made under any long-term incentive compensation plan.

(2) TSI also made payments of $966,000 for fiscal 1999 under the TSI Incorporated Cash Profit Bonus Program based on a formula adopted by your Board of Directors which specifies an amount equal to 15 percent of the pretax operating earnings above 12 percent of non-cash assets employed, paid to all eligible employees. For fiscal 1999, TSI's payments under this program for Mr. Doubles, Mr. Gallagher, and Mr. Nystrom were $11,941, $7,129, and $4,780, respectively.

(3) During fiscal 1999, TSI maintained a 401(k) profit sharing plan (the TSI Incorporated Employee Retirement and Profit Sharing Plan) for which substantially all regular employees of TSI and certain of its subsidiaries who have been employed for at least one year are eligible. Employees may make salary reduction contributions to the plan in accordance with Section 401(k) of the Internal Revenue Code. For fiscal 1999, TSI matched 50 percent of such contributions up to three percent of each employee's compensation and 25 percent of such contributions over three percent but not greater than six percent of each employee's compensation. In addition, TSI makes annual profit-sharing contributions to the plan as determined by your Board of Directors of TSI. For fiscal 1999, TSI made a profit-sharing (retirement) contribution equal to four percent of compensation paid to all eligible employees. In total, for fiscal 1999, TSI contributed
         $1,048,000 to the TSI Incorporated Employee Retirement and Profit Sharing Plan, of which $363,000 was contributed as the four percent of eligible compensation and $685,000 was contributed as matching funds for salary reduction contributions by employees. For fiscal 1999, the Company's profit-sharing and matching contributions to the plan for Mr. Doubles, Mr. Gallagher, and Mr. Nystrom were $10,000, $8,654, and $5,803, respectively.

(4) Mr. Gallagher became Vice President and Chief Financial Officer of the Company in December 1997. Mr. Gallagher was the Controller of the Company for more than five years prior to December 1997.


                   TABLE OF OPTION GRANTS IN LAST FISCAL YEAR

                                    Individual Options Granted in Last Fiscal Year

----------------------------------------------------------------------------------------------------------------------
                Number of Shares     % of Total                                          Potential Realizable Value at
                   Underlying     Options Granted                                        Assumed Annual Rates of Stock
                Options Granted   to Employees in   Exercise or Base                     Price Appreciation For Option
                                    Fiscal Year     Price ($/Sh)(3)    Expiration Date              Term(4)
  Name                                                                                       5%($)           10%($)
----------------------------------------------------------------------------------------------------------------------
James E.           10,210(1)            4                8.0315         Jan 22, 2006        33,383           77,796
Doubles
                   13,344(2)            6                8.0625         April 1, 2006       43,798          102,069

Robert F.           4,731(1)            2                8.0315         Jan 22, 2006        15,469           36,048
Gallagher
                    7,995(2)            3                8.0625         April 1, 2006       26,242           61,154

Lowell D.           3,507(1)            1                8.0315         Jan 22, 2006        11,467           26,722
Nystrom
                    5,342(2)            2                8.0625         April 1, 2006       17,534           40,861

---------------
(1) Options were granted under the Stock Option Plan of 1992 with an exercise price equal to the market price on the date of grant and become exercisable in 33 1/3 percent annual installments commencing one year from the date of grant.

(2) Referenced options are grants of Management Performance Options which are made after TSI's financial results for the fiscal year are available, but relate to performance in the fiscal year to which this table relates and are, therefore, disclosed herein. Such options are immediately exercisable and were granted pursuant to the Management Performance Option Plan under the Stock Option Plan of 1992.

(3) The number, kind, and price of the shares subject to each outstanding option will be proportionately and appropriately adjusted in the event of any stock dividend, stock split, recapitalization, reclassification, or similar change in TSI's outstanding securities.

(4)      Based on actual option term and annual compounding.


                  TABLE OF OPTION EXERCISES AND YEAR-END VALUE

  Aggregated Options Exercised in Last Fiscal Year and Year-End Option Value(1)

                                                                                    Value of Unexercised
                                                   Number of Unexercised            In-the-Money Options
                                                Options at Fiscal Year End(1)       at Fiscal Year End(2)
                                               ------------------------------   ----------------------------
             Shares Acquired
              on Exercise(#)       Value        Exercisable   Unexercisable      Exercisable   Unexercisable
  Name                           Realized($)        (#)            (#)               ($)            ($)
------------------------------------------------------------------------------------------------------------
James E.             0                  0         48,505         25,926             1,126          4,464
Doubles

Robert F.            0                  0         22,460         13,037            15,875          2,069
Gallagher

Lowell D.            5,286             23,315         49,768          4,693           105,872          1,534
Nystrom

---------------
(1) Does not include Management Performance Options granted as of April 1, 1999, to the named executives based on their performance during fiscal 1999.

(2) Represents the difference between the midpoint between the high and low reported trades on the Nasdaq National Market system of TSI's
         Common Stock on March 31, 1999, $8.4688, and the exercise price of the options.

EMPLOYEE STOCK PURCHASE PLAN

TSI's Employee Stock Purchase Plan of 1994 provides for the offering of Common Stock of TSI to employees of TSI and certain of its subsidiaries under the Plan at a price lower than current market price (not less than 85 percent of the lesser of the fair market value of TSI's Common
Stock on the date the option is granted or on the date the option is exercised), and provides for purchase of such shares through payroll deduction. During fiscal 1999, stock options for an aggregate of 70,124 shares of Common Stock of TSI were granted under this plan. During fiscal 1999, Mr. Doubles and Mr. Gallagher were the only executive officers who participated in the plan. Mr. Doubles exercised his option to purchase 2,130 shares and Mr. Gallagher exercised his option to purchase 2,000 shares.

DIRECTOR COMPENSATION

Each director who is not also an employee of TSI currently receives cash compensation at a rate of $12,000 per year for serving on your Board. Under the Company's Stock Option Plan of 1992, directors who are not employees of the Company annually receive a nonstatutory option, granted on the date of the Company's annual meeting, to purchase 1,500 shares of Common Stock at the fair market value at the date of TSI's Annual Meeting. On July 23, 1998, outside directors, Messrs. Sullivan, Levesque, Whalen, Carlson, and Roering, were each granted options to purchase 1,500 shares of Common Stock at an exercise price of $7.22 per share.

EMPLOYMENT CONTRACTS

TSI does not have long-term employment contracts with its executive officers. Each of the three executive officers (Messrs. Doubles, Gallagher and Nystrom) has a stay in place agreement which is designed to encourage their continued employment with TSI notwithstanding offers which may come to them during the current period of instability caused by Mr. Fauth's takeover attempt. These agreements provide that if any of the three executive officers is terminated without cause, his responsibility substantially diminished, or he is required to make a geographic relocation (a "Termination Event") within two years following a change of control of TSI, in addition to any other benefits payable, he will receive a lump sum severance payment based upon his current salary, plus average bonus and fringe benefits (exclusive of stock options) received during the two-year period prior to the change of control. With respect to Mr. Doubles, the severance payment would be equal to two years' compensation and fringe benefits if the Termination Event occurs within one year of the change of control, and one year's compensation and fringe benefits if the Termination Event occurs more than one year but less than two years following the change of control. With respect to Messrs. Gallagher and Nystrom, the severance payment would be equal to one year's compensation and fringe benefits if the Termination Event occurs within one year of the change of control, and six months' compensation and fringe benefits if the Termination Event occurs more than one year but less than two years following the change of control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are no compensation committee interlocks with other companies within the meaning of the SEC proxy rules and none of the members of the Committee of Outside Directors has been an officer or employee of TSI or its subsidiaries.


                  REPORT OF THE COMMITTEE OF OUTSIDE DIRECTORS

The Committee of Outside Directors recommends to your Board the salary levels, benefit programs, and incentive compensation plans of all executive officers. Committee members consist of the five outside board members.

To maintain a consistent philosophy of compensation throughout TSI, almost all compensation programs apply to all employees of TSI. This is based on the philosophy that Company success is based on the coordinated efforts of all employees. As explained below, executive officers are compensated similarly to all other employees of TSI, except that they also participate in a performance stock option plan that provides rewards based on the growth and profitability of TSI. In addition, a new cash management compensation program, defined below, has been implemented for fiscal 1999 to further align management objectives to TSI's performance.

COMPENSATION PHILOSOPHY

The goals of the compensation program are to align compensation with business objectives and performance, and to enable TSI to attract, retain, and reward employees who contribute to the long-term success of TSI. The
Company's compensation program for executive officers is based on the same three principles applicable to compensation decisions for all employees of the
Company:

         TSI PAYS COMPETITIVELY.

      TSI is committed to providing a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company regularly compares its pay practices with those of other comparable companies and sets its pay parameters based on this review.

         TSI PAYS FOR PERFORMANCE.

      The performance-based stock option program rewards executive officers based on corporate growth and profitability. In addition to comparing salaries with those of other comparable companies, salary levels are established by considering corporate performance and individual factors that take into account management effectiveness in areas not directly related to financial performance.

         TSI STRIVES FOR FAIRNESS IN THE ADMINISTRATION OF PAY.

         TSI applies its compensation philosophy worldwide. TSI strives to achieve a balance of the compensation paid to a particular executive and the compensation paid to other executives both inside TSI and at comparable companies.

COMPENSATION VEHICLES

TSI's compensation program includes cash and equity-based compensation.
It has permitted TSI to successfully attract and retain key employees, the result being the ability to provide useful products and services to our customers, to enhance stockholder value, to motivate technical innovation, to foster teamwork, and to adequately reward employees.

LIMITS ON DEDUCTIBLE COMPENSATION PAYABLE TO EXECUTIVE OFFICERS
The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code") limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. TSI does not believe it will pay "compensation" within the meaning of
Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, TSI does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

CASH-BASED COMPENSATION

     SALARY
     TSI sets base salary for all employees, including executive officers, by considering the responsibilities of each position and reviewing performance. Salaries are surveyed and compared with the mid-ranges of the aggregate of base salary and annual bonus for competitive positions in the market.

     PROFIT SHARING/RETIREMENT
     TSI provides an annual retirement contribution of four percent of credited compensation for all employees, including executive officers, or 100 percent of TSI's pre-tax income for the fiscal year, whichever is less. In addition, TSI provides matching contributions of 50 percent of employee salary reduction contributions up to three percent of such employee's compensation and 25 percent of such contributions over three percent but not greater than six percent of such employee's compensation. In addition, if the return on average assets, excluding cash, exceeds 12 percent, a cash bonus equal to 15 percent of pretax profits over the 12 percent threshold is paid to eligible participants. Executive officers and senior management participated in this cash bonus program during fiscal 1999.

EQUITY-BASED COMPENSATION

     INCENTIVE STOCK OPTION PROGRAM
     Approximately 40 percent of TSI's employees, including executive officers, have incentive stock options, the number depending primarily on responsibility level. This program grants options each year totaling up to one percent of the outstanding stock.

     MANAGEMENT PERFORMANCE STOCK OPTION PROGRAM
     Executive officers participate in a Management Performance Stock Option program. The number of shares granted is based on return on equity, performance against plan, and the size of TSI. The options granted fall within the one percent of outstanding stock allowed under the Incentive Stock Option Plan.

     The intent of this program is to provide executive officers with an incentive program dependent upon both the performance of TSI for the current year (number of shares) and the future performance of the Company (growth in value of shares). Under this plan the number of shares available for executive officers depends on the total sales level of the Company and the performance of TSI in achieving return on equity for each fiscal year, based on a formula adopted by your Board of Directors. Granting of option shares begins at a level of 10 percent return on equity and reaches a maximum at 22 percent return on equity. For fiscal 1999, at a total sales level of $85,352 million, a maximum of 39,060 shares would have been available to grant to executive officers. Because performance under this plan was at 68.3 percent of maximum potential, the option shares granted to executive officers was 26,652 shares.

     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
     At a given date each year, all employees who own less than five percent of TSI's outstanding stock can set aside a certain percentage of their salary for purchase of Company stock under a qualified Employee Stock Purchase Plan. Twelve months later, the employee can use the money set aside to purchase Company stock at 15 percent less than the market price at the beginning of the year or at the end of the year, whichever is less. Two of the three executive officers were eligible to participate in this plan in fiscal 1999.

RATIONALE FOR CEO COMPENSATION

Mr. James E. Doubles, Chairman, President and Chief Executive Officer was elected CEO of TSI in July 1997 and Chairman in July 1998. Mr. Doubles was President and Chief Operating Officer of TSI from July 1992 to July 1997. His base compensation is determined using comparisons to industry data and he participates in exactly the same plans as other key executives. The committee reviews the mid-ranges of executive compensation survey data, current, and historical Company performance and establishes a base salary that is considered fair and equitable. Mr. Doubles' participation in the Management Performance Stock Option Program provides incentive compensation tied to Company performance that emphasizes long-term growth of stockholder value. For fiscal 1999, Mr. Doubles was granted stock options for 13,347 shares of Company stock under this plan. A maximum of 19,556 shares could have been granted to him if performance had reached 100 percent under this plan.



COMMITTEE OF OUTSIDE DIRECTORS
Kenneth J. Roering, Chair
John F. Carlson
Joseph C. Levesque
Donald M. Sullivan
Lawrence J. Whalen

                          STOCK PRICE PERFORMANCE GRAPH

Set forth on page __ is a line graph comparing the yearly percentage change in the cumulative total stockholder's return on TSI's Common Stock with the cumulative total return on the Nasdaq Stock Market (U.S.) and a Peer Group Index for the period of five fiscal years starting April 1, 1994, and ending March 31, 1999. The Peer Group Index includes all the Nasdaq U.S. companies referenced under the three digit SIC code number 382, Laboratory and Analytical Instruments. A total of 123 companies fell into this category during the five-year period ended March 31, 1999, with 79 of these companies still active on March 31, 1999. TSI selected this Peer Group Index because it includes many similar companies engaged in comparable markets. Calculations and preparation of index data were done for TSI by the Center for Research in Securities Prices (CRSP) at the University of Chicago, using market value weighted stock prices and assuming dividend reinvestments over the five-year period, as required by the Securities and Exchange Commission. The graph also shows the appropriate broad market index, which is the Nasdaq Stock Market (U.S.), as prepared by CRSP.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                              Performance Graph for
                                TSI Incorporated


                               [PLOT POINTS CHART]


                                     LEGEND


Symbol   CRSP Total Returns Index for:                03/31/94   03/31/95   03/31/96   03/31/97   03/29/98   03/31/99
------   -----------------------------                --------   --------   --------   --------   --------   --------
         TSI Incorporated                              100.0       110.9      218.2      235.6      219.5       206.9

         Nasdaq Stock Market (US Companies)            100.0       111.3      151.1      167.8      254.4       342.4

         Nasdaq Stocks (SIC 3820-3829 US Companies)    100.0       122.6      159.3      207.1      251.9       214.0
         Lab Apparatus & Analyt, Opt, Measuring, &
         Controlling Instr


NOTES:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D.  The index level for all series was set to $100.0 on 03/31/94.

                             PRINCIPAL STOCKHOLDERS

Information as to the name and holdings of each person known by TSI to be the beneficial owner of more than five percent of its Common Stock as of May 27, 1999, each director of TSI, each of TSI's executive officers named in the Summary Compensation table in the Proxy Statement, and all executive officers and directors of TSI as a group, is set forth below.
Except as indicated below, TSI believes that each of such persons or their spouse has the sole voting and investment powers with respect to such shares:

                  Name and Address               Amount of Common        Percent
Title of Class    of Beneficial Owner        Stock Beneficially Owned   of Class
--------------------------------------------------------------------------------

Common Stock      Mairs and Power, Inc.             1,196,105             10.7
                  332 Minnesota Street
                  Suite W-2062
                  St. Paul, MN 55101

Common Stock      Leroy M. Fingerson                  775,043(1)           6.9
                  1612 Oak Avenue
                  Arden Hills, MN 55112

Common Stock      John J. Fauth                       652,000              5.8
                  3100 Metropolitan Centre
                  333 South Seventh Street
                  Minneapolis, MN 55402

Common Stock      Lowell D. Nystrom                   650,057(2)           5.8
                  500 Cardigan Road
                  Shoreview, MN 55126

Common Stock      Frank D. Dorman                     470,474(3)           4.2

Common Stock      James E. Doubles                    135,849(4)           1.2

Common Stock      Donald M. Sullivan                   47,000(5)           0.4

Common Stock      Kenneth J. Roering                   33,750(5)           0.3

Common Stock      Robert F. Gallagher                  49,293(6)           0.4

Common Stock      Lawrence J. Whalen                   31,500(5)           0.2

Common Stock      John F. Carlson                      23,048(5)           0.2

Common Stock      Joseph C. Levesque                    4,500(7)            --

Common Stock      All directors and executive       1,445,471             12.9
                  officers as a group(9 persons)

-------------------

(1) Includes 55,655 shares of Common Stock which Dr. Fingerson has the right to acquire by the exercise of stock options he holds under the Stock Option Plan of 1992.
(2) Includes 55,110 shares of Common Stock which Mr. Nystrom has the right to acquire by the exercise of stock options he holds under the Stock Option Plan of 1992.
(3) Includes 9,564 shares of Common Stock which Mr. Dorman has the right to acquire by the exercise of stock options he holds under the Stock Option Plan of 1992.
(4) Includes 61,849 shares of Common Stock which Mr. Doubles has the right to acquire by the exercise of stock options he holds under the Stock Option Plan of 1992.
(5) Includes 6,000 shares of common stock that each outside director has the option to acquire under the Stock Option Plan of 1992.
(6) Includes 30,455 shares of common stock which Mr. Gallagher has the right to acquire by the exercise of stock options he holds under the Stock Option Plan of 1992.
(7) Includes 4,500 shares of common stock which Mr. Levesque has the right to acquire by the exercise of stock options he holds under the Stock Option Plan of 1992.


                  SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires TSI's directors and executive officers, and persons who own more than ten percent of a registered class of TSI's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of TSI. Officers, directors and greater than ten percent stockholders are also required by SEC regulation to furnish TSI with copies of all Section 16(a) forms they file.

To TSI's knowledge, based solely on review of the copies of such reports furnished to TSI and written representations that no other reports were required, during the fiscal year ended March 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


                            PROPOSALS OF STOCKHOLDERS

Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2000 Annual Meeting must be received by the Company by 2000. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail, return receipt requested. Stockholders who intend to present a proposal at the 2000 Annual Meeting without including such proposal in TSI's proxy statement must provide TSI notice of such proposal no later than 2000. TSI reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.


                                  OTHER MATTERS

Your Board of Directors does not intend to bring before the meeting any business other than the election of directors and the ratification of our independent auditors as set forth in this Proxy Statement and has not been informed that any other business (other than the JJF Group Proposals discussed above) is to be presented to the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed white Proxy to vote such Proxy in accordance with their best judgment.

If any matters properly come before our 2000 Annual Meeting, but we did not receive notice of it prior to ________, 2000, the persons named in our proxy card for that Annual Meeting will have the discretion to vote the proxies on such matters in accordance with their best judgment.

Please sign and return promptly the enclosed white Proxy in the envelope provided voting FOR of our Proposals 1 and 2 and voting AGAINST the JJF Group Proposals 3 through 8. The signing of a Proxy will not prevent your attending the meeting and voting in person.

By Order of your Board of Directors


Laura J. Cochrane
Secretary
June 24, 1999

                               TSI INCORPORATED

                        ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, JULY 22, 1999
                       9:30 A.M. CENTRAL DAYLIGHT TIME
                                500 CARDIGAN ROAD
                           SHOREVIEW, MINNESOTA 55126




TSI INCORPORATED                                                          PROXY
--------------------------------------------------------------------------------

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS -- JULY 22, 1999

The undersigned stockholder of TSI Incorporated appoints James E. Doubles, Robert F. Gallagher, Laura J. Cochrane, and each of them, as attorneys, agents and proxies of the undersigned with full power of substitution in each of them, to vote in the name and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held on July 22, 1999, at 9:30 a.m. Central Daylight Time, at TSI's corporate offices, 500 Cardigan Road, Shoreview, Minnesota 55126, and until adjournments thereof, all of the shares of common stock of the Company which the undersigned would be entitled to vote if personally present, with the powers the undersigned would possess if personally present.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. UNLESS MARKED OTHERWISE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE EXECUTE AND RETURN THIS PROXY PROMPTLY. YOUR COOPERATION WILL BE APPRECIATED.

                     SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                            COMPANY #
                                                            CONTROL #
THERE ARE THREE WAYS TO VOTE YOUR PROXY

Stockholders of TSI Incorporated may vote their shares for matters to be covered at the Company's 1999 Annual Meeting of Stockholders in three ways. Below are the instructions for voting by phone, Internet or mail.

VOTE BY PHONE -- TOLL FREE -- 1-800-999-9999

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above and then follow the simple voting instructions. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET -- www.9999.com

Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope.

     IF YOU VOTE BY PHONE OR INTERNET PLEASE DO NOT MAIL YOUR PROXY CARD.
                             THANK YOU FOR VOTING

             THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

  1. ELECTION OF DIRECTORS: Nominees are:   John F. Carlson
                                            Lowell D. Nystrom
                                            James E. Doubles

                    [ ] VOTE FOR                     [ ] Vote WITHHELD
                    all nominees                     from all nominees
                    (except those listed below)


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
WRITE THE NAME OF THE INDIVIDUAL(S) IN THE BOX PROVIDED TO THE RIGHT)
                                                      ------------------------
                                                      |                      |
                                                      ------------------------

2. RATIFYING THE APPOINTMENT of KPMG Peat Marwick LLP as the independent auditors of the Company for the fiscal year ending March 31, 2000.

                                                [ ] For  [ ] Against [ ] Abstain

      THE BOARD RECOMMENDS A VOTE "AGAINST" PROPOSALS 3, 4, 5, 6, 7 AND 8.

3. PROPOSAL TO ADOPT a bylaw provision to eliminate the effect of the Minnesota Control Share Acquisition Act on an acquiror of the Company's stock.

                                                [ ] For  [ ] Against [ ] Abstain

4. PROPOSAL TO ADOPT a bylaw provision that requires the approval of at least 80% of the non-employee directors to adopt a defensive action unless the defensive action is approved by a majority of the outstanding shares.

                                                [ ] For  [ ] Against [ ] Abstain

5. PROPOSAL TO REQUIRE the Company to hold its 2000 annual meeting no later than July 20, 2000, and to set a meeting date for the 2000 annual meeting by June 5, 2000. [ ] For [ ] Against [ ] Abstain

6.   PROPOSAL TO REPEAL any bylaws adopted by the Board since May 29, 1999.

                                                [ ] For  [ ] Against [ ] Abstain

7. PROPOSAL TO AMEND TSI's Bylaws to prohibit your Board of Directors from amending or repealing any provision of TSI's Bylaws adopted by the stockholders.

                                                [ ] For  [ ] Against [ ] Abstain

8. PROPOSAL TO AMEND the Company's bylaws to require the Board to immediately terminate any stockholders' rights plan and redeem any rights issued thereunder, unless approved by a majority of the outstanding shares.

                                                [ ] For  [ ] Against [ ] Abstain

9. THE PROXIES are authorized to vote in their discretion upon such other business, if any, as may properly come before the meeting.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 AND
                       "AGAINST" ITEMS 3, 4, 5, 6, AND 7.

[ ] I PLAN TO ATTEND THE MEETING

Address Change? Mark Box [ ]  Indicate changes below:  Dated: __________________

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                                                  Signature(s) in Box

Please sign exactly as your name appears on proxy. When signing as attorney, guardian, executor, administrator or trustee, please give title. If the signer is a corporation, please give the full corporate name and sign by a duly authorized officer, showing the officer's title. EACH joint owner is requested to sign.


PLEASE EXECUTE AND RETURN THIS PROXY PROMPTLY. YOUR COOPERATION WILL BE APPRECIATED.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT OUR PROXY SOLICITOR, CIC, AT THE FOLLOWING TOLL FREE NUMBER 1-877-460-9337.